Exhibit 99

Form 4 Joint Filer Information

Names of Joint Filers:

Evergreen IV, L.P.

Evergreen IV GP, L.P.

Evergreen E.P.F IV, Ltd.

Address of Joint Filers:

25 Habarzel St.

Tel-Aviv, Israel 69710

Designated Filer:

Evergreen IV, L.P.

Issuer and Ticker Symbol:

Varonis Systems, Inc. [VRNS]

Date of Event:

September 9, 2014

Signatures of Joint Filers:

Evergreen IV, L.P.

By: Evergreen IV GP, L.P., its sole General Partner

By: Evergreen E.P.F IV, Ltd., its sole General Partner

By: /s/ Motti Hoss and /s/ Amichai Hammer

Authorized Signatories

Evergreen IV GP, L.P., its sole General Partner

By: Evergreen E.P.F IV, Ltd., its sole General Partner

By: /s/ Motti Hoss and /s/ Amichai Hammer

Authorized Signatories

Evergreen E.P.F IV, Ltd., its sole General Partner

By: /s/ Motti Hoss and /s/ Amichai Hammer

Authorized Signatories